-255911
Filed Pursuant to Rule 424(b)(5) Registration No. 333-255911

PROSPECTUS SUPPLEMENT (To Prospectus dated May 14, 2021)

American Depositary Shares

Each Representing One Ordinary Share

 voxeljet AG

We are offering 1,279,070 American Depositary Shares (“ADSs”), each representing one ordinary share. All of the ADSs offered pursuant to this prospectus supplement are being sold by us.

Our ADSs are listed on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “VJET”. On September 28, 2022, the last reported sale price of our ADSs on the Nasdaq was $3.89.

As of September 28, 2022, our “public float,” which is the aggregate market value of our outstanding ordinary shares held by non-affiliates as calculated pursuant to the rules of the United States Securities and Exchange Commission (the “SEC”), was $ 23,770,926.42. Pursuant to General Instruction I.B.5 of Form F-3, in no event during the period of twelve calendar months immediately prior to, and including, the sales under this prospectus supplement, will we sell our ordinary shares in a public primary offering with a value exceeding more than one-third of the aggregate market value of the ordinary shares held by non-affiliates so long as our public float remains below $75 million. Including securities being offered in this prospectus supplement, we have offered and sold $ 4.4 million worth of our securities pursuant to General Instruction I.B.6 of Form F-3 during the twelve calendar months prior to and including the date of this prospectus supplement.

Investing in our ADSs involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and page 2 of the accompanying prospectus, and any similar section contained or incorporated by reference herein concerning factors you should consider before investing in the ADSs.

We have retained A.G.P./Alliance Global Partners to act as our exclusive placement agent in connection with the securities offered by this prospectus supplement. The placement agent is not purchasing or selling any of these securities nor is it required to sell any specific number or dollar amount of securities but has agreed to use its reasonable best efforts to assist us in this offering. We have agreed to pay the placement agent the placement agent fees set forth in the table below and to reimburse the placement agent for certain expenses.

	Per ADS		Total
Public offering price	$3.44	(1)	$4,400,000.80
Placement agent fees(2)	$0.2408		$308,000.06
Proceeds, before expenses, to us	$3.1992		$4,092,000.74

(1)	U.S. dollar equivalent of € 3.60 per share based on the exchange rate reported by the European Central Bank as of the close of business in New York on September 28, 2022.
(2)

In addition, we have agreed to reimburse the placement agent for certain expenses. See “Plan of Distribution” beginning on page S-11 of this prospectus supplement for additional information regarding placement agent fees and estimated offering expenses.

Delivery of the securities offered hereby is expected to be made on or about October 11, 2022.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Sole Placement Agent

A.G.P.

The date of this prospectus supplement is  September 29, 2022.

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form F-3 that we filed with the SEC, using a “shelf” registration process. We provide information to you about this offering in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, unless the context indicates otherwise, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement), the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should also read and consider the additional information under the captions “Incorporation of Certain Information By Reference” in this prospectus supplement.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying base prospectus and in any free writing prospectus with respect to this offering filed by us with the SEC. Neither we nor the placement agent have authorized any person to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, any free writing prospectus with respect to the offering filed by us with the SEC and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date they were made. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to investors and may be qualified by information in disclosure schedules. These disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the agreements. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We obtained the industry, market and competitive position data in this prospectus supplement from our own internal estimates and research as well as from industry and general publications and research surveys and studies conducted by third parties. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the “Risk Factors” section and elsewhere in this prospectus supplement and the accompanying prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and us.

In this prospectus supplement, references to the terms “voxeljet,” “the Company,” “we,” “us,” “our” and similar terms, refer to voxeljet AG and its subsidiaries, as applicable, unless we state, or the context implies otherwise.

i

ALTERNATIVE SETTLEMENT CYCLE

We expect that delivery of the ADSs will be made against payment therefor on or about October 11, 2022, which will be the seventh business day following the date of pricing of the offering (such settlement cycle being referred to as “T+ 7”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the ADSs on the date hereof or the next 6 succeeding business days will be required, by virtue of the fact that the ADSs initially settle in T+ 7, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of ADSs who wish to trade ADSs prior to their date of delivery hereunder should consult their own advisor.

ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section, starting on page S-3 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the financial statements and notes thereto and the other information incorporated by reference herein and therein, before making an investment decision.

Overview

We are a leading provider of high‑speed, large‑format 3D printers and on‑demand parts services to industrial and commercial customers. Our 3D printers employ a powder binding, additive manufacturing technology to produce parts using various material sets, which consist of particulate materials and proprietary chemical binding agents. We offer our customers the highest volumetric output rate in the industry due to the combination of our large build boxes and print speeds. We provide our 3D printers and on‑demand parts services to industrial and commercial customers serving the automotive, aerospace, art and architecture, engineering and consumer product end markets.

We currently offer seven different 3D printer platforms, with build boxes that range from 300 × 200 × 150 millimeters to 4,000 × 2,000 × 1,000 millimeters and various print speeds, which produce volumetric output rates ranging from 0.6 liters per hour to 168.0 liters per hour. All of our platforms support our commercialized material sets, sand and plastics, along with their respective proprietary chemical binding agents. We develop our material sets according to the needs of our industrial and commercial customers, and we are currently in varying stages of developing new material sets, including shell molding and chromite sands, PMMA‑based plastics, ceramics, silicon carbide, tungsten carbide and cement.

Our business is divided into two segments: Systems and Services.

In our Systems segment, we focus on the development, production and sale of 3D printers. In addition, we sell refurbished 3D printers which were produced for and used in our Services segment and provide printers to customers under operating lease agreements. We also provide consumables, including particulate materials and proprietary chemical binding agents, maintenance contracts and spare parts to our customers.

In our Services segment, we print on‑demand custom parts for our customers. At our service centers, we create parts, molds, cores and models based on designs produced using 3D computer‑aided design, or CAD, software.

We sold our first 3D printer in 2002 and commenced our on‑demand parts services business in 2003. As of December 31, 2021, we had an installed base of 212 printers worldwide, and we operated service centers in Germany, the United States and China.

Company Information

Our principal registered offices are located at Am Silbermannpark 1 b, 86161 Augsburg, Germany, and our telephone number is +(49) 821 7483 100.

THE OFFERING

ADSs offered by us	1,279,070 ADSs representing 1,279,070 ordinary shares.

Ordinary shares outstanding prior to the offering	7,026,711 ordinary shares.

Ordinary shares to be outstanding after this offering	8,305,781 ordinary shares.

The ADSs

Each ADS represents one of our ordinary shares. The ADSs may be evidenced by American Depositary Receipts. The depositary will hold in custody the ordinary shares underlying the ADSs and you will have the rights of an ADS holder as provided in the deposit agreement among us, the depositary and the owners and holders of ADSs from time to time.

To better understand the terms of the ADSs, you should carefully read the section in the accompanying prospectus entitled “Description of the American Depositary Shares.” We also encourage you to read the deposit agreement referred to above, which is incorporated by reference as an exhibit to the registration statement that includes the accompanying prospectus.

Offering price

The offering price is $ 3.44 per ADS (the U.S. dollar equivalent of an offering price of € 3.60 per share based on the exchange rate reported by the European Central Bank as of the close of business in New York on September 28, 2022).

Use of proceeds

We intend to use the net proceeds from the sale of securities under this prospectus supplement for general corporate purposes, which includes research and development costs and service center development and expansion costs.

See “Use of Proceeds” on page S-8 of this prospectus supplement.

Depositary	Citibank, N.A.

Nasdaq Capital Market symbol	“VJET”.

Risk factors

Investing in the ADSs involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the risks you should carefully consider before deciding to invest in the ADSs.

Shares outstanding are as of June 30, 2022 and exclude any warrants, options or other securities convertible into or exchangeable for our capital stock.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described below and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, together with all of the other information appearing in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein. The risks so described are not the only risks we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations and become material. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus supplement under the caption “Special Note Regarding Forward-Looking Statements” below.

Risks Related to this Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We intend to use the net proceeds of this offering for general corporate purposes, which include research and development costs and service center development and expansion costs. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. It is possible that the net proceeds will be invested in a way that does not yield us a favorable, or any, return. The failure of our management to use the net proceeds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

A substantial number of our ordinary shares, underlying the offered ADSs, will be sold in this offering and we may sell or issue additional ADSs or ordinary shares in the future, which could cause the price of the ADSs to decline.

Pursuant to this offering, we will sell 1,279,070 ADSs, and the underlying ordinary shares represented thereby will equal approximately 18 % of our outstanding ordinary shares as of June 30, 2022. This sale and any future issuances or sales of a substantial number of ADSs or ordinary shares in the public market or otherwise, or the perception that such issuances or sales may occur, could adversely affect the price of the ADSs.

The price of our ADSs may be volatile.

The stock market in general, and the Nasdaq Capital Market in particular, including our ADSs, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of listed companies. These broad market and industry factors may seriously harm the market price of our ADSs, regardless of our operating performance. There can be no guarantee that the market price of our ADSs will remain at current prices.

Our ADSs may become the target of a “short squeeze.”

Securities of certain companies have increasingly experienced significant and extreme volatility in stock price due to short sellers of shares of common stock, known as a “short squeeze.” These short squeezes have caused extreme volatility in those companies and in the market and have led to the price per share of those companies to trade at a significantly inflated rate that is disconnected from the underlying value of the company. Many investors who have purchased shares in those companies at an inflated rate face the risk of losing a significant portion of their original investment as the price per share has declined steadily as interest in those stocks have abated. There can be no assurance that we will not, in the future be, a target of a short squeeze, and you may lose a significant portion or all of your investment if you purchase our shares at a rate that is significantly disconnected from our underlying value.

You may be subject to limitations on transfer of your ADSs.

Your ADSs are transferable on the books of the depositary. However, the depositary may close its books at any time or from time to time when it deems doing so expedient in connection with the performance of its duties. The depositary may close its books from time to time for a number of reasons, including in connection with corporate events such as a rights offering, during which time the depositary needs to maintain an exact number of ADS holders on its books for a specified period. The depositary may also close its books in emergencies, and on weekends and public holidays. The depositary may refuse to deliver, transfer or register transfers of our ADSs generally when our share register or the books of the depositary are closed, or at any time if we or the depositary thinks that it is advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason in accordance with the terms of the deposit agreement. As a result, you may be unable to transfer your ADSs when you wish to.

Our principal shareholders and management own a significant percentage of our ordinary shares and will be able to exert significant influence over matters subject to shareholder approval.

After giving effect to this offering, members of our Management & Supervisory Board currently beneficially own 11.03 % of our ordinary shares (including ordinary shares represented by ADSs). These shareholders have significant influence over the outcome of all matters requiring shareholder approval. For example, these shareholders may be able to influence the outcome of elections of members of our Supervisory Board, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transactions. This may prevent or discourage unsolicited acquisition proposals or offers for our ordinary shares or ADSs that you may feel are in your best interest as one of our shareholders. The interests of this group of shareholders may not always coincide with your interests or the interests of other shareholders, and they may act in a manner that advances their best interests and not necessarily those of other shareholders, including seeking a premium value for their ordinary shares, which might affect the prevailing market price for our ADSs.

We have no present intention to pay dividends on our ordinary shares in the foreseeable future and, consequently, your only opportunity to achieve a return on your investment during that time is if the price of our ADSs appreciates.

We have no present intention to pay dividends on our ordinary shares in the foreseeable future. Any recommendation by our Management and Supervisory Boards to pay dividends will depend on many factors, including our financial condition, results of operations, legal requirements and other factors. Accordingly, if the price of our ADSs declines in the foreseeable future, you will incur a loss on your investment, without the likelihood that this loss will be offset in part or at all by potential future cash dividends.

Holders of our ADSs may not have the same voting rights as the holders of our ordinary shares and may not receive voting materials in time to be able to exercise your right to vote.

Except as described in the documents incorporated by reference herein and the deposit agreement relating to our ADSs, holders of the ADSs will not be able to exercise voting rights attaching to the ordinary shares evidenced by the ADSs on an individual basis. Under the terms of the deposit agreement, holders of the ADSs appoint the depositary or its nominee as their representative to exercise the voting rights attaching to the ordinary shares represented by the ADSs. You may not receive voting materials in time to instruct the depositary to vote, and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

You may not receive distributions on our ordinary shares represented by the ADSs or any value for them.

Under the terms of the deposit agreement relating to our ADSs, the depositary for the ADSs has agreed to pay to you the cash dividends, if any, or other distributions it or the custodian receives on our ordinary shares or other deposited securities after deducting its fees and expenses. You will receive these distributions in proportion to the number of our ordinary shares your ADSs represent. However, in accordance with the limitations set forth in the deposit agreement, it may be unlawful or impractical to make a distribution available to holders of ADSs. In addition, with respect to distributions of rights to subscribe for additional ordinary shares or ADSs, such distributions will only be made if we request such rights be made available to holders of the ADSs. We have no obligation to take any other action to permit the distribution of the ADSs, ordinary shares, rights or anything else to holders of the ADSs. This means that you may not receive the distributions we make on our ordinary shares or any value from them. These restrictions may have a material adverse effect on the value of your ADSs.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and certain information incorporated by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements concerning our business, operations and financial performance and condition as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements that are not of historical facts may be deemed to be forward-looking statements. You can identify these forward-looking statements by words such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “aims,” or other similar expressions that convey uncertainty of future events or outcomes. Forward-looking statements appear in a number of places throughout this prospectus supplement and include statements regarding our intentions, beliefs, assumptions, projections, outlook, analyses or current expectations concerning, among other things, our indebtedness and ability to continue as a going concern, results of operations, cash needs, spending of the proceeds from this offering, financial condition, liquidity, prospects, growth and strategies, intellectual property position, the industry in which we operate and the trends that may affect the industry or us.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics and industry change, and depend on economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement, we caution you that forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. All of our forward-looking statements are subject to risks and uncertainties that may cause our actual results to differ materially from our expectations.

Actual results could differ materially from our forward-looking statements due to a number of factors, including, without limitation, risks related to:

●	health epidemics and other widespread outbreaks of contagious disease, such as COVID-19, which could significantly disrupt our operations and impact our operating results and/or cash flows;
●	our ability to maintain our operations as a going concern;
●	our ability to maintain sufficient internal controls over financial reporting to comply with Section 404 of the Sarbanes-Oxley Act, as applicable, and to mitigate and remediate effectively the material weaknesses in our internal control over financial reporting;
●	our ability to raise additional capital on attractive terms, or at all, to meet our growth strategy as well as to support the continuation of our operation;
●	fluctuations in our revenues and operating results;
●	our ability to manage the expansion of our operations, including sales efforts, effectively, including in difficult market environments like India and China, in order to achieve our projected levels of growth;
●	our ability to attract and retain key management or other key employees;
●	rapid changes in government, economic and political policies and conditions, political or civil unrest or instability, terrorism, climate change, epidemics or pandemics;
●	our ability to introduce new 3D printers and related print materials acceptable to the market and to improve the technology and print materials used in our current 3D printers;
●	the long sales cycle for our products, which makes the timing of our production planning and our revenues difficult to predict;
●	our ability to adequately increase demand for our products;
●	declines in the prices of our products and services, or in our volume of sales;
●	our dependence upon sales to certain industries;
●	our relationships with suppliers, especially with limited source suppliers of components of and consumables for our products;
●	significant fluctuations in the price of our ADSs;
●	our ability to maintain our exemption, as a foreign private issuer, from certain requirements under U.S. securities laws and Nasdaq corporate governance rules;
●	our ability to obtain patent protection for our products or otherwise protect our intellectual property rights;

●	our ability to protect our trade secrets and intellectual property; and
●	the other factors incorporated by reference in the “Risk Factors” section of this prospectus supplement and elsewhere in this prospectus supplement.

Any oral and written forward-looking statements made on or after the date of this prospectus supplement and attributable to voxeljet speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus supplement. See “Where You Can Find More Information” beginning on page S-14 of this prospectus supplement.

You should also read carefully the factors described in the “Risk Factors” section of this prospectus supplement and elsewhere, including in the “Risk Factors” section in our Annual Report on Form 20-F, to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $3,708,442 after deducting the placement agent fee and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, including research and development costs and service center development and expansion costs. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds. Pending the use of any net proceeds from this offering, we expect to invest the net proceeds in interest-bearing, marketable securities.

OFFER AND LISTING DETAILS

The ADSs are listed under the symbol “VJET” on the Nasdaq Capital Market. On September 28, 2022, the last reported sale price of the ADSs on the Nasdaq Capital Market was $3.89 per ADS.

PLAN OF DISTRIBUTION

A.G.P./Alliance Global Partners, which we refer to herein as the placement agent, has agreed to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of the placement agency agreement dated September 29, 2022. The placement agent is not purchasing or selling any of the ADSs offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of ADSs, but has agreed to use its reasonable best efforts to arrange for the sale of all of the ADSs offered hereby.

The placement agency agreement provides that the obligations of the placement agent and the investors in the ADSs are subject to certain conditions precedent, including, among other things, the receipt of customary legal opinions and certificates. The placement agency agreement also provides that we will indemnify the placement agent against specified liabilities. In addition, we have agreed not to enter into any agreement to issue or announce the issuance or proposed issuance of any ADSs, ordinary shares or ordinary share equivalents for a period of 135 days following the closing of the offering, subject to certain customary exceptions.

Fees and Expenses

We have agreed to pay the placement agent a placement agent’s fee equal to approximately $308,000.06, or 7.0%, of the aggregate purchase price of our ADSs sold in this offering. The following table shows the per ADS and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of our ADSs offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the ADSs offered hereby:

	Per ADS	Total
Public offering price	$3.44	$4,400,000.08
Placement agent fees	$0.2408	$308,000.06
Proceeds, before expenses, to us	$3.1992	$4,092,000.74

We have agreed to reimburse the placement agent at closing for legal and other expenses incurred by them in connection with the offering in an amount not to exceed $144,000.01. We estimate the total expenses payable by us for this offering, excluding the placement agent fees and expenses, will be approximately $231,558.50.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”), and any commissions received by it and any profit realized on the resale of the ADSs sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of ADSs by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and
●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Alternative Settlement Cycle

We expect that delivery of the ADSs will be made against payment therefor on or about October 11, 2022, which will be the seventh business day following the date of pricing of the offering (such settlement cycle being referred to as “T+7”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the ADSs on the date hereof or the next 6 succeeding business days will be required, by virtue of the fact that the ADSs initially settle in T+7, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of ADSs who wish to trade ADSs prior to their date of delivery hereunder should consult their own advisor.

Other Relationships

The placement agent and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees, and previously acted as placement agent in connection with direct registered offerings of our ordinary shares in January, February and July of 2021, for which it received compensation.

EXPENSES RELATED TO THIS OFFERING

The following table sets forth the aggregate expenses to be paid by us in connection with this offering. All amounts shown are estimated.

Total
Printing	$5,000.00
Legal fees and expenses	$86,085.00
Other fees and expenses	$284,473.51
Total	$375,558.51

LEGAL MATTERS

Hogan Lovells US LLP, New York, New York, will be passing upon matters of United States law for us with respect to securities offered by this prospectus supplement. The validity of the securities offered hereunder will be passed upon for us by Hogan Lovells International LLP. The placement agent is being represented in connection with this offering by Dentons US LLP, New York, New York, and Dentons Europe LLP, Frankfurt, Germany.

EXPERTS

The consolidated financial statements as of December 31, 2021 and for each of the years in the two-year period ended December 31, 2021 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2021, have been so incorporated in reliance on the report of PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of voxeljet AG as of December 31, 2019, and for the year ended December 31, 2019, have been incorporated by reference herein, include the effects of the adjustments for the correction of the errors and retrospective adjustments as described in Note 2 to the consolidated financial statements.

KPMG AG Wirtschaftsprüfungsgesellschaft, an independent registered public accounting firm, audited the consolidated financial statements as of December 31, 2019, and for the year ended December 31, 2019, before the effects of the adjustments for the correction of the errors and retrospective adjustments, which financial statements are not incorporated by reference herein. PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft, an independent registered public accounting firm, audited the adjustments for the correction of the errors and retrospective adjustments. The consolidated financial statements of voxeljet AG as of December 31, 2019, and for the year ended December 31, 2019, have been incorporated by reference herein in reliance upon the reports of (1) KPMG AG Wirtschaftsprüfungsgesellschaft, solely with respect to the financial statements before the effects of the adjustments for the correction of the errors and retrospective adjustments, and (2) PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft, solely with respect to the adjustments for the correction of the errors and retrospective adjustments, incorporated by reference herein, and upon the authority of said firms as experts in auditing and accounting.

The KPMG AG Wirtschaftsprüfungsgesellschaft audit report covering the December 31, 2019 consolidated financial statements contains an explanatory paragraph that states that voxeljet AG has suffered recurring losses from operations, negative cash flows from operations, and has breached debt covenants which raises substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of the uncertainty. The KPMG AG Wirtschaftsprüfungsgesellschaft audit report covering the December 31, 2019 consolidated financial statements also refers to a change to the method of accounting for leases as of January 1, 2019 due to the adoption of IFRS 16, Leases.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, including amendments and relevant exhibits and schedules, covering the underlying ordinary shares represented by the ADSs to be sold in this offering. The depositary has also filed with the SEC a related registration statement on Form F-6 to register the ADSs. This prospectus supplement, which constitutes a part of the registration statement on Form F-3, summarizes material provisions of contracts and other documents that we refer to in this prospectus supplement and the accompanying prospectus. Since this prospectus supplement and the accompanying prospectus do not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and the ADSs.

We file annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC under the Exchange Act. Our SEC filings, including the registration statement, are also available to you on the SEC’s website at http://www.sec.gov and on our website at http://www.voxeljet.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus supplement and the accompanying prospectus the documents listed below and all amendments and supplements we may file to such documents, as well as any future filings that we make with the SEC under Sections 13(a), 13(c) and 15(d) of the Exchange Act, until the termination or completion of the offering under this prospectus supplement:

●	Registration Statement on Form 8-A, File No. 001-36130, filed with the SEC on August 28, 2020, which incorporates by reference the description of our American Depositary Shares set forth under the caption “American Depositary Shares” in Exhibit 2.5 of our Annual Report on Form 20-F, as filed publicly with the SEC on March 30, 2021, including exhibits, and as may be subsequently amended from time to time for the purpose of updating that description;
●	Annual Report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on March 31, 2022; and
●	Reports on Form 6-K filed with or furnished to the SEC on April 21, 2022, May 19, 2022, June 2, 2022, August 11, 2022, August 18, 2022 and September 29, 2022.

This prospectus supplement shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20-F and any report on Form 6-K, or any part thereof, which states that it, or any part thereof, is being incorporated by reference herein, furnished to the SEC until the termination or completion of the offering under this prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus supplement.

We have not authorized any other person to give any information not contained in or incorporated by reference into this prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you constitute an offer to sell only the securities, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference into this prospectus supplement and in any free writing prospectus prepared by or on behalf of us or to which we have referred you is current only as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS

$50,000,000

 voxeljet AG

Ordinary Shares

Debt Securities

Warrants and

Rights to Subscribe for Ordinary Shares

We may offer, from time to time, in one or more offerings, ordinary shares, debt securities, warrants or rights to subscribe for ordinary shares, which we collectively refer to as the “securities,” of up to $50,000,000 in aggregate offering price. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement carefully before you invest. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution” beginning on page 44.

Our ADSs are listed on the NASDAQ Capital Market (the “NASDAQ”) under the symbol “VJET.” On May 6, 2021, the last reported sale price of our ADSs on the NASDAQ was $13.41.

Investing in our securities involves risks. See “Risk Factors” beginning on page 2, and any similar section contained or incorporated by reference herein concerning factors you should consider before investing in our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 14, 2021.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have not authorized anyone to provide you with information that is in addition to or different from that contained in, or incorporated by reference into, this prospectus or any prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

You should not assume that the information contained in this prospectus is accurate as of any other date. Except as otherwise required by the context, references to “voxeljet,” the “company,” “we,” “us” and “our” are to voxeljet AG.

RISK FACTORS

Investing in our securities involves significant risks. In addition to the other information included in this prospectus, including the matters addressed in the section entitled “Special Note Regarding Forward-Looking Statements,” you should carefully consider the risks and uncertainties described in this prospectus and any accompanying prospectus supplement, including the risk factors set forth in our filings with the SEC that are incorporated by reference herein, including the risk factors in our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, or similar sections in subsequent filings incorporated by reference in this prospectus, as updated, amended or superseded by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) before making an investment decision pursuant to this prospectus and any accompanying prospectus supplement relating to a specific offering.

Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the securities offered using this prospectus could decline, in which case you may lose all or part of your investment.

Summary of Risk Factors

Risks Related to Our Business and Industry

●	We face risks related to health epidemics such as COVID-19;
●	We have incurred losses to date and anticipate continuing to incur losses in the future;
●	Matters relating to or arising from our Audit Committee investigation may adversely affect our business and results of operations;
●	Material weaknesses in our internal control over financial reporting have been identified;
●	Our indebtedness could adversely affect our financial condition;
●	We need to raise additional capital from time to time and may be unable to do so on attractive terms, or at all;
●	Our revenues, operating results, margins and EBIT may fluctuate from quarter-to-quarter and year-to-year;
●	Our strategic restructurings may not achieve intended benefits;
●	Our operations could suffer if we are unable to attract and retain key management or skilled employees;
●	We face significant competition in many aspects of our business;
●	Our operations outside of Germany and related risks could adversely affect our results of operations;
●	We may engage in future acquisitions that could disrupt our business;
●	Global economic, political and social conditions have adversely impacted our sales and may continue to do so;
●	Failure to comply with the U.S. Foreign Corrupt Practices Act could result in fines and criminal penalties;

●	Our operations are subject to government regulations which could result in liabilities;
●	We may not have adequate insurance, including for liabilities arising from litigation.

Risks Related to Our Products

●	We may not be able to introduce new 3D printers and related print materials to meet customer demands;
●	Declines in the prices of our products and services, or in our sales may adversely affect our financial results;
●	Demand for our products may not increase adequately;
●	Defects in new products could result in material expenses, diversion of management time and attention, and damage to our reputation;
●	Disruption of our manufacturing facility could result in loss of revenues and unforeseen costs.

Risks Related to Information Technology and Information Security

●	A disruption of our information technology systems could adversely affect our results of operations;
●	Regulation in the areas of privacy, data protection and information security could increase our costs.

Risks Related to Our Dependence on Third Parties

●	We are highly dependent upon sales to certain industries;
●	If our relationships with suppliers were to terminate or be disrupted, our business could be adversely affected.

Risks Related to Ownership of Our ADSs

●	The price of our ADSs may fluctuate significantly;
●	Substantial future sales of our ordinary shares or ADSs could cause the price of the ADSs to decline;
●	Our principal shareholders and management will be able to exert significant influence over matters subject to shareholder approval;
●	Holders of our ADSs may not have the same rights as the holders of our ordinary shares;
●	We have no present intention to pay dividends on our ordinary shares in the foreseeable future;
●	As a foreign private issuer, we are exempt from a number of rules under the U.S. securities laws and NASDAQ corporate governance rules;
●	We incur significant costs to operate as a company whose ADSs are publicly traded in the United States;
●	U.S. investors may have difficulty enforcing civil liabilities against our company;
●	Your rights as a shareholder in a German corporation may differ from those in a U.S. corporation;

●	Exchange rate fluctuations may reduce the amount of U.S. dollars you receive in respect of any dividends;
●	In the event we are or become treated as a passive foreign investment company, U.S. holders of our ADSs could be subject to adverse U.S. federal income tax consequences.

Risks Related to Our Intellectual Property

●	If we are unable to obtain patent protection for our products, our business could suffer;
●	We have license rights of certain patents and cannot adequately estimate the effects of their expiration;
●	We may be subject to claims alleging patent infringement and may incur substantial costs;
●	Obtaining and maintaining our patent protection depends on compliance with various requirements;
●	Certain of our employees and patents are subject to German law;
●	If we fail to comply with our obligations under our intellectual property-related agreements, we could lose rights that are important to our business;
●	Certain technologies and patents have been developed with partners and we may face restrictions thereon.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC under the Exchange Act. Our SEC filings, including the Registration Statement, are also available to you on the SEC’s website at http://www.sec.gov and on our website at http://www.voxeljet.com.

As a foreign private issuer, we are not required to disclose certain other information that is required from U.S. domestic issuers. Also, as a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing of proxy statements to shareholders and members of our supervisory and management boards and our principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. We are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by other U.S. domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, other U.S. domestic reporting companies. We are liable for violations of the rules and regulations of the SEC which do apply to us as a foreign private issuer.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiary and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments and supplements we may file to such documents, as well as any future filings that we make with the SEC under Sections 13(a), 13(c) and 15(d) of the Exchange Act, until all of the securities offered by this prospectus have been sold or de-registered, including all filings made after the date of this prospectus and prior to the effectiveness of the registration statement:

●	Registration Statement on Form 8-A, File No. 001-36130, filed with the SEC on August 28, 2020, which incorporates by reference the description of our American Depositary Shares set forth under the caption “American Depositary Shares” in Exhibit 2.4 of our Annual Report on Form 20-F, as filed with the SEC on May 7, 2020, as amended by Exhibit 2.5 of our Annual Report on Form 20-F, as filed with the SEC on March 30, 2021, including exhibits, and as may be subsequently amended from time to time for the purpose of updating that description;
●	Annual Report on Form 20-F for the fiscal year ended December 31, 2020 filed with the SEC on March 30, 2021; and
●	Reports on Form 6-K filed with or furnished to the SEC on April 12, 2021 and April 19, 2021.

This prospectus shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20-F and any report on Form 6-K, or any part thereof, which states that it, or any part thereof, is being incorporated by reference herein, furnished to the SEC until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.

We will provide, without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon that person’s written or oral request, a copy of any or all of the information incorporated by reference in this prospectus (other than exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents). Requests should be directed to:

voxeljet AG

Paul-Lenz Straße 1a

86316 Friedberg, Germany

(49) 821 7483 100

We have not authorized any other person to give any information not contained in or incorporated by reference into this prospectus or the relevant prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and the relevant prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you constitute an offer to sell only the securities, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference into this prospectus and the relevant prospectus supplement and in any free writing prospectus prepared by or on behalf of us or to which we have referred you is current only as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements concerning our business, operations and financial performance and condition as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements that are not of historical facts may be deemed to be forward-looking statements. You can identify these forward-looking statements by words such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “aims,” or other similar expressions that convey uncertainty of future events or outcomes. Forward-looking statements appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs, assumptions, projections, outlook, analyses or current expectations concerning, among other things, our indebtedness and ability to continue as a going concern, results of operations, cash needs, spending of the proceeds from this offering, financial condition, liquidity, prospects, growth and strategies, intellectual property position, the industry in which we operate and the trends that may affect the industry or us.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics and industry change, and depend on economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. All of our forward-looking statements are subject to risks and uncertainties that may cause our actual results to differ materially from our expectations.

Actual results could differ materially from our forward-looking statements due to a number of factors, including, without limitation, risks related to:

●	health epidemics and other widespread outbreaks of contagious disease, such as COVID-19, which could significantly disrupt our operations and impact our operating results and/or cash flows;
●	our ability to maintain our operations as a going concern;
●	matters arising from the results of our Audit Committee investigation regarding potential illegal acts, including any identified material weaknesses, recommended remediations, potential regulatory investigations and proceedings, litigation matters, and additional expenses;
●	our ability to maintain sufficient internal controls over financial reporting to comply with Section 404 of the Sarbanes-Oxley Act, as applicable, and to mitigate and remediate effectively the material weaknesses in our internal control over financial reporting;
●	our ability to raise additional capital on attractive terms, or at all, to meet our growth strategy as well as to support the continuation of our operation;
●	fluctuations in our revenues and operating results;
●	our ability to achieve the intended benefits from and the related restructuring costs of the strategic restructuring of our workforce in the United Kingdom (or “UK”) and Germany;
●	our ability to manage the expansion of our operations, including sales efforts, effectively, including in difficult market environments like India and China, in order to achieve our projected levels of growth;
●	our ability to attract and retain key management or other key employees;

●	rapid changes in government, economic and political policies and conditions, political or civil unrest or instability, terrorism, epidemics or pandemics;
●	our ability to introduce new 3D printers and related print materials acceptable to the market and to improve the technology and print materials used in our current 3D printers;
●	the long sales cycle for our products, which makes the timing of our production planning and our revenues difficult to predict;
●	our ability to adequately increase demand for our products;
●	declines in the prices of our products and services, or in our volume of sales;
●	our dependence upon sales to certain industries;
●	our relationships with suppliers, especially with limited source suppliers of components of and consumables for our products;
●	significant fluctuations in the price of our ADSs;
●	our ability to maintain our exemption, as a foreign private issuer, from certain requirements under United States (or “U.S.”). securities laws and NASDAQ corporate governance rules;
●	our ability to obtain patent protection for our products or otherwise protect our intellectual property rights;
●	our ability to protect our trade secrets and intellectual property; and
●	the other factors incorporated by reference in the “Risk Factors” section of this prospectus and elsewhere in this prospectus.

Any oral and written forward-looking statements made on or after the date of this prospectus and attributable to voxeljet speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See “Where You Can Find More Information.”

You should also read carefully the factors described in the “Risk Factors” section of this prospectus and elsewhere, including in the “Risk Factors” section in our Annual Report on Form 20-F, to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all.

This prospectus also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties, some of which may not be publicly available. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. We caution you not to give undue weight to such projections, assumptions and estimates. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them.

THE COMPANY

We are a leading provider of high‑speed, large‑format 3D printers and on‑demand parts services to industrial and commercial customers. Our 3D printers employ a powder binding, additive manufacturing technology to produce parts using various material sets, which consist of particulate materials and proprietary chemical binding agents. We offer our customers the highest volumetric output rate in the industry due to the combination of our large build boxes and print speeds. We provide our 3D printers and on‑demand parts services to industrial and commercial customers serving the automotive, aerospace, art and architecture, engineering and consumer product end markets.

We currently have a portfolio of eight different 3D printer platforms, with build boxes that range from 300 × 200 × 150 millimeters to 4,000 × 2,000 × 1,000 millimeters and various print speeds, which produce volumetric output rates ranging from 0.4 liters per hour to more than 150.0 liters per hour. We develop our material sets according to the needs of our industrial and commercial customers, and we are currently in varying stages of developing new material sets, including thermoplastic polyurethane and polypropylene for high speed sintering, shell molding and chromite sands, PMMA‑based plastics, ceramics, silicon carbide, tungsten carbide and cement.

Our business is divided into two principal segments: Systems and Services.

In our Systems segment, we focus on the sale, production and development of 3D printers. In addition, we sell refurbished 3D printers which were produced for and used in our Services segment and provide printers to customers under operating lease agreements. We also provide consumables, including particulate materials and proprietary chemical binding agents, maintenance contracts and spare parts to our customers.

In our Services segment, we print on‑demand parts for our customers. We operate service centers in Germany, the United States and China. At our service centers, we create parts, molds, cores and models based on designs produced using 3D computer‑aided design, or CAD, software. Furthermore, there are customers who order casted parts directly from us. In those cases, we provide molds or models to external suppliers who then cast the parts for our customers. We believe our service center in Germany is one of the largest additive manufacturing service centers in Europe.

We sold our first 3D printer in 2002 and commenced our on‑demand parts services business in 2003. As of December 31, 2020, we had an installed base of 199 printers worldwide, and we operated service centers in Germany, the United States and China. Our service centers in Germany and the United States each have approximately 43,000 square feet of production space. Our service center in China has approximately 26,000 square feet and approximately 15,000 square feet of production space, respectively.

Our principal registered offices are located at Am Silbermannpark 1 b, 86161 Augsburg, Germany, and our telephone number is +(49) 821 7483 100.

OUR 3D PRINTERS

We have a portfolio of eight 3D printer platforms. Our 3D printers consist of a build box that includes a machine platform and a controller. Our 3D printers differ based on build box size and print speeds, but all utilize our technology and can support each of our existing material sets and each of our material sets that are currently in development. As of December 31, 2020, we had an installed base of 199 printers worldwide, which includes (i) printers in our service centers and (ii) printers which are no longer commercially available, but which we believe our customers continue to use.

ON-DEMAND PARTS SERVICES

At our service centers, we create parts, molds, cores and models for a variety of industrial and commercial customers based on designs produced using 3D CAD software. We receive orders directly from customers and indirectly through our sales agents.

Our service centers in Germany and the United States each have approximately 43,000 square feet of production space. Our Chinese service center is located in a facility with more than 78,000 square feet of production space, storage and office space.

We help our customers move from the design stage to the production stage by assisting them in evaluating the optimal design and material sets for their production needs. After printing parts, we employ a thorough cleaning, finishing, quality control review and packaging and shipping process to ensure the customer receives high‑quality and immediately‑usable parts. Based on our capacity utilization, the lead time required for us to print a part for a customer ranges from three to 21 days and is typically five business days. Due to the size of the printers’ build boxes utilized in our German service center, specifically the VX4000 printer, we are able to print more parts simultaneously on one printer than anyone else in the industry, resulting in cost‑effective and quick turnaround times for our customers’ print jobs and increased revenue and profitability for us.

Our technicians also train customers on operating, maintaining and troubleshooting our 3D printers through hands‑on experience at our German service center. Additionally, our technicians provide field support to our customers as needed. After the warranty period, we offer maintenance contracts to our customers. Those contracts include scheduled service visits where we maintain and clean the 3D printers as well as on demand visits and troubleshooting, in case of sudden problems.

HIGH SPEED SINTERING (HSS) SOLUTIONS

voxeljet is well known as a provider of a large format and high productivity 3D printing equipment. The basis for HSS is the same as voxeljet’s core technology, binder jetting. HSS works by selectively jetting an infrared absorbing ink onto layers of plastic powder. Each layer is exposed to infrared light, which melts the powder to form functional plastic parts directly out of the machine. It enables to print parts with properties similar to injection molding. In combination with the excellent surface quality, sharp and clear edges, as well as true-to-detail resolution, HSS parts can be directly used for functional applications in automotive, industrial equipment, and even consumer goods.

HSS samples, printed on VJET systems

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from our sale of the securities will be used for general corporate purposes. General corporate purposes may include research and development costs and service center development and expansion costs as well as repayment of existing borrowings of the company. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF SHARE CAPITAL

The following describes our issued share capital, summarizes the material provisions of our articles of association and highlights certain differences in corporate law in Germany and the United States. The description of our articles of association is based upon, and is qualified by reference to, our articles of association. This summary does not purport to be complete and speaks as of the date of this prospectus. You should read our articles of association, which are filed as an exhibit to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

General

The legal predecessor of our company was founded as Generis GmbH on May 5, 1999 by our founders, Dr. Ingo Ederer, Prof. Dr. Joachim Heinzl and Rainer Höchsmann. The incorporation was registered with the commercial register of the local court (Amtsgericht) of Augsburg under the number HRB 17081 on May 25, 1999.

By a shareholders’ resolution as of November 18, 2003, the name of our company was changed from Generis GmbH to Voxeljet Technology GmbH. The name change was registered with the commercial register of the local court of Augsburg on January 7, 2004.

On July 2, 2013, the former shareholders of Voxeljet Technology GmbH, Startkapital-Fonds Augsburg GmbH, Technologie Beteiligungsfonds Bayern GmbH & Co. KG, Franz Industriebeteiligungen AG, Dr. Ingo Ederer, Prof. Dr. Joachim Heinzl and AleSta Beteiligungs GmbH incorporated VXLT 2013 AG, which was registered in the commercial register of the local court of Augsburg on July 10, 2013 under number HRB 27999. Upon its incorporation, VXLT 2013 AG had a nominal share capital amounting to €50,000.

Voxeljet Technology GmbH was subsequently merged by way of merger through assumption into VXLT 2013 AG on July 29, 2013 effective as of September 12, 2013 upon registration of the merger in the commercial register of the surviving entity, VXLT 2013 AG. The merger had retroactive effect as of January 1, 2013. As part of the merger, VXLT 2013 AG changed its name to voxeljet AG effective upon the registration of the merger in the commercial register. By way of merger through assumption, voxeljet AG, as the surviving entity, has taken over all assets and liabilities of Voxeljet Technology GmbH by universal assumption and accession under German mandatory law, and Voxeljet Technology GmbH ceased to exist. As a result of the merger, voxeljet AG increased its share capital by €1,950,000, from €50,000 to €2,000,000 by issuing ordinary shares to the shareholders of the contributing entity, Voxeljet Technology GmbH, as compensation for the transfer and merger of Voxeljet Technology GmbH into voxeljet AG.

Since the merger was concluded within two years after the incorporation of voxeljet AG, the merger is considered to be a post-incorporation acquisition contract (Nachgründungsvertrag), which must be registered in the local commercial register with the local court of Augsburg in order to be valid pursuant to Section 67 of the German Transformation Act (Umwandlungsgesetz) in connection with Section 52 AktG. We have complied with the respective requirements under German law, and the merger agreement was duly registered as a post-incorporation acquisition contract on September 12, 2013.

One of our current shareholders, Startkapital-Fonds Augsburg GmbH, used to be a silent partner (stiller Gesellschafter) in our legal predecessor, Voxeljet Technology GmbH. The silent partnership with Startkapital-Fonds Augsburg GmbH was terminated on November 18, 2003, on which date Startkapital-Fonds Augsburg GmbH became direct shareholders in Voxeljet Technology GmbH.

Our principal registered offices are located at Am Silbermannpark 1 b, 86161 Augsburg, Germany, and our telephone number is +(49) 821 7483 100.

Issued Share Capital

As of the date of this prospectus, we have share capital registered in the commercial register in the amount of €5,900,584, which is divided into 5,900,584 ordinary registered shares (Namensaktien). All shares are no par-value shares (Stückaktien ohne Nennbetrag).

Form, Certification and Transferability of the Shares

Our shares are in registered form. The form and contents of our share certificates, any dividend certificates, renewal certificates and interest coupons are determined by our management board with the approval of our supervisory board. A shareholder’s right to certificated shares is excluded, to the extent permitted by law and to the extent certification is not required by the stock exchange on which the shares are admitted to trading. We are permitted to issue share certificates that represent one or more shares.

All of our outstanding shares are no par-value ordinary registered shares. Under German law, if a resolution regarding a capital increase does not specify whether such increase will be in bearer or registered form, the new shares resulting from such capital increase will be no par-value ordinary registered shares by default. Any resolution regarding a capital increase may determine the profit participation of the new shares resulting from such capital increase.

Our shares are freely transferable under German law, with the transfer of ownership governed by the rules of the relevant clearing system.

General Information on Capital Measures

Pursuant to our articles of association, an increase of our share capital generally requires a resolution passed at our shareholders’ meeting with both a simple majority of the share capital represented at the relevant shareholders’ meeting and a simple majority of the votes cast. The shareholders at such meeting may authorize our management board to increase our share capital with the consent of our supervisory board within a period of five years by issuing shares for a certain total amount (genehmigtes Kapital or authorized capital), which is a concept under German law that enables the management board to issue new shares without going through the process of obtaining a shareholders’ resolution.

Furthermore, our shareholders may resolve to amend or create conditional capital (bedingtes Kapital); however, they may do so only to issue conversion or subscription rights to holders of convertible bonds, in preparation for a merger with another company or to issue subscription rights to employees and members of the management of our company or of an affiliated company by way of a consent or authorization resolution.

According to German law, any resolution pertaining to the creation of authorized or conditional capital requires the vote of at least three-quarters of the share capital represented at the relevant shareholders’ meeting and a simple majority of the votes cast. The shareholders may also resolve to increase the share capital from company resources by converting capital reserve and profit reserves into share capital. Pursuant to our articles of association, any resolution pertaining to an increase in share capital from company resources requires the vote of a simple majority of the share capital represented at the relevant shareholders’ meeting and a simple majority of the votes cast.

The aggregate nominal amount of the authorized capital created by the shareholders may not exceed one-half of the share capital existing at the time of registration of the authorized capital with the commercial register.

According to German law, the aggregate nominal amount of the conditional capital created at the shareholders’ meeting may not exceed one-half of the share capital existing at the time of the shareholders’ meeting adopting such resolution. The aggregate nominal amount of the conditional capital created for the purpose of granting subscription rights to employees and members of the management of our company or of an affiliated company may not exceed 10% of the share capital existing at the time of the shareholders’ meeting adopting such resolution.

Any resolution relating to a reduction of our share capital requires the vote of at least three-quarters of the share capital represented at the relevant shareholders’ meeting as well as a simple majority of the votes cast according to mandatory German law.

Changes in Our Share Capital during the Last Three Fiscal Years

The following changes in our share capital occurred during the last three fiscal years, i.e. since January 1, 2018:

On October 15, 2018 and October 17, 2018 our management board resolved to utilize authorized capital and to increase our share capital against contribution in cash from € 3,720,000 by € 972,000 to € 4,692,000. Our supervisory board approved the aforementioned resolutions on October 15, 2018 and October 17, 2018. The subscription rights of the shareholders were excluded to issue shares to be placed to institutional investors through ADS. The implementation of the capital increase was registered with the commercial register on October 18, 2018.

As part of the same project the management board resolved on November 1, 2018 on a further utilization of the authorized capital to increase the share capital from € 4,692,000 by € 144,000 to € 4,836,000 (Greenshoe-Tranche). The supervisory board approved the aforementioned resolution on the same day. Also with respect to this capital increase the subscription rights of the shareholders were excluded. The capital increase was registered with the commercial register on November 7, 2018.

The two aforementioned capital increases were based on an authorization resolved by the general meeting of our company on May 30, 2018 and registered with the commercial register on June 5, 2018. Pursuant to this resolution the management board was authorized until May 29, 2023 to increase our share capital with the consent of the supervisory board by up to € 1,860,000 by issuing up to 1,860,000 new registered no par value shares against contributions in cash or in kind.

On January 14, 2021 and January 15, 2021 our management board resolved to utilize authorized capital and to increase our share capital against contribution in cash from € 4,836,000 by € 621,170 to € 5,457,170. Our supervisory board approved the aforementioned resolutions on January 14, 2021 and January 15, 2021. The subscription rights of the shareholders were excluded to issue shares to be placed to institutional investors through ADSs. The implementation of the capital increase was registered with the commercial register on January 19, 2021.

On February 10, 2021 our management board resolved to utilize authorized capital and to increase our share capital against contribution in cash from € 5,457,170 by € 443,414 to € 5,900,584. Our supervisory board approved the aforementioned resolutions on February 10, 2021. The subscription rights of the shareholders were excluded to issue shares to be placed to institutional investors through ADSs. The implementation of the capital increase was registered with the commercial register on February 12, 2021.

The two aforementioned capital increases were based on an authorization resolved by the general meeting of the company on May 29, 2019 and registered with the commercial register on June 12, 2019. Pursuant to this resolution the management board was authorized until May 28, 2024 to increase our share capital with the consent of the supervisory board by up to € 2,418,000 by issuing up to 2,418,000 new registered no par value shares against contributions in cash or in kind.

Authorized Capital

Our authorized capital as of the date of this prospectus amounts to € 1,353,416 and was created by the resolution of our shareholders’ meeting on May 29, 2019 which was registered with the commercial register on June 12, 2019. Under this authorized capital, the management board is authorized, subject to the consent of the supervisory board, to increase the company’s share capital by up to € 1,353,416 through one or more issuances on or before May 28, 2024 by issuance of up to 1,353,416 new no par-value registered shares against cash contributions and/or contributions in kind (Genehmigtes Kapital). In principle, shareholders are to be granted a subscription right for new shares. The statutory subscription right may also be offered in such a way that the new shares are taken over by a bank or by a financial institution as stipulated in the German Stock Corporation Act with the obligation to offer them indirectly to the shareholders for subscription.

With the consent of the supervisory board, the management board is authorized to exclude the shareholders’ subscription rights in the following circumstances:

●	to exclude fractional amounts resulting from the subscription ratio from the statutory subscription right of the shareholders;
●	in the case of increases of the share capital against contributions in kind, in particular, but without limitation, to acquire companies, divisions of companies or interests in companies; or
●	in the case that the increase of the share capital is against contributions in cash, and provided that the issue price of the new shares is not substantially lower (within the meaning as used in the German Stock Corporation Act) than the stock exchange price for our shares of the same class and having the same conditions already listed at the time of the final determination of the issue price, and further provided that the amount of the share capital represented by the shares issued pursuant to this authorization under the simplified exclusion of the statutory subscription right granted pursuant to German law does not exceed 10% of the share capital at the time of this authorization coming into effect or being exercised. The stock market price may also be determined by the market price of an American Depository Receipt (“ADR”), multiplied by the number of ADRs which represent a share. The said 10% threshold shall also include new or treasury shares of our company and ADRs which are issued or transferred during the term of this authorized capital on another legal basis under the simplified exclusion of the statutory subscription rights granted pursuant to German law.
●	in the case of capital increases against contributions in cash, if this is done for the purpose of issuing shares to be placed at the US capital market or with institutional and/or private investors through ADRs and in this context also to cover an over-allotment option granted to the issuing banks, to the extent that the total number of shares issued in accordance with this authorization to exclude subscription rights does not exceed a total of 30% of the share capital and the issue price of the new shares does not substantially fall below the stock exchange price of the shares of the same class and type already traded at the time on the stock exchange at the time of the final determination of the issue price. The stock market price is also the price of an ADR, multiplied by the number of ADRs which represent a share. Following the capital increases in January 2021 and February 2021 described in the section entitled “Changes in Our Share Capital during the Last Three Fiscal Years,” this authorization can still be utilized in an amount of up to 386,216 new shares (equivalent to 386,216 ADSs).

Conditional Capital

Our aggregate conditional capital as of the date of this prospectus amounts to up to € 2,306,400.

The contingent capital I was created by resolution of our shareholders’ meeting on May 31, 2016 which was registered with the commercial register on July 12, 2016. Pursuant to such resolution the company’s share capital is conditionally increased by up to € 372,000 by issuing up to 372,000 registered no-par value shares. The conditional capital increase shall only be carried out to the extent that stock options granted on the basis of an authorization by the general meeting on May 31, 2016 are exercised. The new shares issued on the basis of subscription rights from stock options shall confer an entitlement to dividends for the entire financial year in which the exercise of the option right became effective.

The contingent capital II was created by resolution of our shareholders’ meeting on June 30, 2020 which was registered with the commercial register on July 30, 2020. Pursuant to such resolution our share capital is conditionally increased by up to € 1,934,400 by issuing up to 1,934,400 no-par value registered shares. The conditional capital increase shall only be implemented if bonds carrying warrant rights or conversion rights or obligations in accordance with the authorization resolution adopted by the shareholders’ meeting on June 30, 2020 are issued and only to the extent that warrant or conversion rights are exercised or the holder or creditors of bonds obliged to exercise the warrant or conversion right fulfill their obligations or to the extent that the company exercises its right to choose to deliver shares instead of payment. If the new shares are issued by the beginning of the annual general meeting of the company, the new shares shall participate in the profit of the company from the beginning of the preceding financial year, otherwise from the beginning of the financial year in which they are issued.

Authorization to Issue Stock Options

The shareholders’ meeting of May 31, 2016 authorized the management board, with the supervisory board’s consent, to grant option rights (the “Stock Options”) for up to 372,000 no-par value registered shares in the company (the “Shares”) to employees and members of the management board of our company and of companies in which our company directly or indirectly holds a majority shareholding (the “Affiliated Companies”) (collectively the “Beneficiaries”) in several tranches until December 31, 2026 under the following terms and conditions. In the event that members of the company’s management board are Beneficiaries, the supervisory board shall be authorized to grant the Stock Options.

A total of up to 186,000 of the Stock Options (i.e. 50% of the Stock Options) may be granted to members of the company’s management board, a total of up to 37,200 (i.e. 10% of the Stock Options) to members of the management board of Affiliated Companies and a total of up to 148,800 (i.e. 40% of the Stock Options) to employees of the company and of Affiliated Companies. Beneficiaries who belong to more than one of the above-mentioned groups shall only be granted Stock Options as a member of one group and only from such portion of the Stock Options which shall be granted to that respective group. The company’s management board, or, if members of the company’s management board are affected, the supervisory board, shall determine the individual Beneficiaries and the number of Stock Options to be granted to them. For the purpose of the settlement of the stock option plan, the Stock Options may also totally or partially be issued to a trustee for account of the respective Beneficiary or transferred by the Beneficiary to a trustee.

The Stock Options will exclusively be granted to the Beneficiaries in the following yearly periods which have a duration of two weeks each (each a “Grant Period”):

One Grant Period shall commence on the day following the annual general meeting, one Grant Period shall commence on the day following the publication of the annual financial statements and further Grant Periods shall each commence on the days following the publication of the interim financial statements (six months’ report and/or quarterly reports) of the company.

The Stock Options may only be exercised upon expiration of a minimum period of four years after their respective granting (the “Waiting Period”). The option terms may also provide for a graduated exercise of the Stock Options in individual tranches and/or a vesting being subject to a time schedule or the occurrence of events (including an accelerated vesting, e.g. in case of a change of control). The Stock Options have a term of up to ten years from the date of their respective granting.

The exercise of the Stock Options shall only be permissible during the following periods (each an “Exercise Period”): One Exercise Period shall in each case commence upon expiration of the second trading day following the publication of the interim financial statements of a financial quarter and end at the close of trading 15 days prior to the expiration of the current financial quarter. If the Exercise Period falls within a period in which the company offers its shareholders to subscribe to new shares as a result of a capital increase, the respective Exercise Period shall commence on the bank working day following the end of the subscription period. The management board shall be authorized to define such Exercise Periods further, including but not limited to shorten such Exercise Periods to facilitate a bulk issuance of shares.

The Stock Options may only be exercised after expiration of the Waiting Period, if the stock exchange price of the shares in the company, or the stock exchange price of the ADRs representing the shares, exceeded the Strike Price (as defined hereinafter) on at least 90 consecutive trading days by a total of at least 20% in the period between the granting of the Stock Options and the start of the respective Exercise Period in which the Stock Options are to be exercised (the “Performance Hurdle”). Should the Performance Hurdle for the exercise of Stock Options not be achieved in an Exercise Period, the Stock Options for which the relevant Waiting Period has expired may be exercised in any of the following Exercise Periods provided the Performance Hurdle is achieved in such Exercise Period. Stock Options for which the Waiting Period has expired and which are not exercised in the respective Exercise Period despite the achieved Performance Hurdle may be exercised in a subsequent Exercise Period even if the Performance Hurdle has not been achieved in such subsequent Exercise Period.

Stock Options can be partially exercised in an Exercise Period. Besides the achievement of the Performance Hurdle, the option terms may contain further requirements for the total or partial exercise of Stock Options.

One Stock Option allows the acquisition of one Share in the company. Upon exercise of the Stock Options, a strike price for each Share is to be paid for each exercised Stock Option. The strike price shall equal the closing price of a share in the company in any trading system on the last trading day prior to the issuance of the Stock Options (the “Strike Price”). Closing price within the above meaning shall also be the closing price of an ADR listed on an international stock exchange multiplied by the number of ADRs representing one share in the company.

The option terms may provide for an adjustment of the Strike Price and/or the Performance Hurdle in cases of a capital increase including subscription rights, a capital increase from the company’s funds, a reclassification of the share capital (a “Share Split”), a capital decrease and an extra dividend during the year and the term of the Stock Options. In cases of a capital increase from the company’s funds, a Share Split or capital decrease, the option terms may stipulate that the number of the subscription rights and the Strike Price as well as the Performance Hurdle are adjusted correspondingly in proportion to the increase or decrease, respectively, in the number of the Shares. In cases of a capital increase including subscription rights or an extra dividend, the Strike Price and/or the Performance Hurdle may be adjusted in accordance with the impact the respective measures has on the stock exchange price of the share in the company or the ADRs representing such share. The respective impact shall be calculated in accordance with mathematical valuation methods and be finally determined by an expert opinion from an auditing firm or an investment bank.

The Stock Options are not transferable.

The management board is authorized to stipulate, with the supervisory board’s consent, the further details of the option terms as regards the legal consequences of a termination of the Beneficiary’s employment relationship with the company or with an Affiliated Company. Furthermore, the option terms may provide for special provisions in the case of the Beneficiary’s retirement, occupational disability or incapacity to work as well as in case of death. Should members of the company’s management board be affected, the supervisory board shall stipulate such provisions.

In cases of, for example, withdrawal, close of facilities or business units, takeover or integration of the company or squeeze out, the option terms may provide for special provisions, including but not limited to the adjustment of the option terms, cancellation of the Stock Options for compensation or an obligation to exercise the Stock Options without undue delay and/or during a limited period of time.

The option terms may also contain a provision that the Beneficiary shall not receive Shares from the conditional capital resolved in the same general meeting on May 31, 2016 in case of the exercise of the Stock Options but shall instead receive treasury shares in the company. The option terms may also provide that, at the company’s option, the Beneficiary shall not receive Shares in case of the exercise of the Stock Options but shall instead receive the equivalent consideration in cash.

The management board is authorized to stipulate, with the supervisory board’s consent, the further details of the option terms as well as the issuance and terms of the subscription shares and the technical requirements and proceedings of the conversion into ADRs for a sale on the stock exchange. The management board is furthermore authorized to limit, with the supervisory board’s consent, the group of Beneficiaries and to grant Stock Options to selected groups of employees only.

On the basis of this authorization to issue stock options 279,000 options were granted on April 7, 2017 and 93,000 options were granted on April 12, 2018. At December 31, 2020 353,400 options were outstanding.

Authorization to Issue Warrant and / or Convertible Bonds

On June 30, 2020 our general meeting resolved an authorization of the management board to issue warrant and convertible bonds under the following conditions:

General provisions

The management board is authorized, with the approval of the supervisory board, to issue bearer or registered warrant and/or convertible bonds (together the “Bonds”), once or several times, on or before June 29, 2025, with a total nominal amount of up to EUR 30,950,400 – with or without limitation to their term – and to grant or impose, as applicable, warrant rights or obligations to/on the holders of warrant bonds and, respectively, conversion rights or obligations to/on the holders of convertible bonds for registered no-par value shares of the company with a proportionate amount of the share capital of up to EUR 1,934,400, subject to the more detailed provisions of the conditions of the warrant or convertible bonds.

The Bonds may also be issued by a group company; in this case, the management board is authorized, with the approval of the supervisory board, to grant a guarantee for these Bonds on behalf the Group Company and to grant or impose to/on their holders, as applicable, warrant or conversion rights or obligations for registered no-par value shares of the company.

Warrant and convertible bonds

The Bonds will be divided into partial bonds. If warrant bonds are issued, one or more warrants will be attached to each partial bond, entitling or obliging the holder to subscribe to no-par value registered shares of the company in accordance with the terms and conditions of the warrants to be stipulated by the management board. The subscription ratio is calculated by dividing the nominal amount of a partial bond or the issue price of a partial bond that is below the nominal amount by the fixed option price for a registered no-par value share of the company and can be rounded up or down to a full number. The pro rata amount of the share capital represented by the shares to be subscribed per bond may not exceed the nominal amount of the bond. The terms and conditions of the warrants may provide that the option price can also be settled by transferring partial bonds and, if necessary, an additional cash payment. To the extent that there are fractional amounts of shares, it may be provided that in accordance with the terms and conditions of the warrants such fractional amounts may be aggregated for the subscription of full shares, as the case may be, against supplementary payment.

In the event that convertible bonds are issued, in the case of bonds issued to the bearer the holders, otherwise the creditors of the partial bonds receive the right to convert their partial bonds into registered no-par value shares of the company in accordance with the terms and conditions of the convertible bonds stipulated by the management board. The conversion ratio is calculated by dividing the nominal amount or the issue price of a partial bond which is less than the nominal amount by the stipulated conversion price for one registered no-par value share of the company and may be rounded up or down to a full number; furthermore, an additional payment to be made in cash and the combination of or a compensation for fractional amounts incapable of conversion may be stipulated. The conditions may provide for a variable conversion ratio and a determination of the conversion price (subject to the minimum price determined below).

Substitution right

The terms and conditions of the Bonds may provide for a right of the company not to grant new no-par value shares in the case of a conversion or the exercise of a warrant right, but to pay a cash amount which, for the number of shares otherwise to be delivered, corresponds to the stock exchange price of the no-par value shares of the company during a period to be specified in the terms and conditions of the Bonds. For the purposes of the foregoing provision, the relevant stock exchange price shall be the arithmetic mean of the closing prices of the ADRs during the period specified in the terms and conditions of the bonds, with the provision that in calculating the exchange price per share, the stock exchange price of one ADR is to be multiplied by the number of ADRs representing one share.

The terms and conditions of the Bonds may also provide that in the event of conversion or exercise of warrants or upon fulfillment of the conversion obligations, existing shares of the company or of another listed company may, at the choice of the company, be granted instead of new shares from conditional capital.

The terms and conditions of the Bonds may also provide for the right of the company to grant the holders or creditors no-par value shares of the company or another listed company, in whole or in part, instead of the payment of the amount of money due upon final maturity of the Bond carrying warrant or conversion rights or obligations (this also includes maturity due to termination).

Conversion obligation

The terms and conditions of the convertible bonds may also provide for a conversion obligation at the end of the term (or at an earlier date or upon occurrence of a specific event). The company may be entitled in the terms and conditions of the convertible bonds to settle, in whole or in part, any difference between the nominal amount or any lower issue amount of the convertible bonds and the product of the conversion price and the exchange ratio in cash.

Conversion and warrant price

The warrant or conversion price to be determined in each case for a no-par value share of the company must be at least 80% of the stock exchange price of the no-par value share of the company, with the exception of cases in which a right to substitute or a conversion obligation is stipulated. For the purposes of the foregoing provision, the relevant exchange price shall be the arithmetic mean of the closing prices of the ADRs on the last ten trading days prior to the date of the resolution of the Management Board on the issue of the Bonds or – in the event that a subscription right is granted – during the subscription period, with the exception of the days of the subscription period required for the warrant or conversion price to be announced in good time in accordance with applicable provisions under German law. For the purpose of calculating the permissible conversion or warrant price, the stock exchange price of one ADR is to be multiplied by the number of ADRs representing one share.

In case of a right to substitute or a conversion obligation, the warrant or conversion price must, subject to the more detailed provisions of the Bond terms and conditions, be at least either the above-mentioned minimum price or must be equal to the stock exchange price of the no-par value share of the company during the last ten trading days prior to the final maturity date or the other stipulated point in time, even if this average price is below the above-mentioned minimum price. For the purposes of the foregoing provision, the relevant stock exchange price shall be the arithmetic mean of the closing prices of the ADSs during the last ten trading days prior to the date of final maturity or the other stipulated point in time. However, the minimum price must always amount to at least € 1 per share.

Dilution protection

The warrant or, respectively conversion price may be reduced under an anti-dilution clause subject to the more detailed provisions of the bond conditions if during the warrant or conversion period the company (i) increases the share capital by means of a capital increase from company funds, or (ii) increases the share capital or disposes of treasury shares granting an exclusive subscription right to its shareholders, or (iii) issues, grants or guarantees further Bonds with warrant or convertible rights or obligations while granting an exclusive subscription right to its shareholders, and in cases (ii) and (iii) the holders of warrant or conversion rights or obligations already existing are not granted subscription rights in this respect, as they would be entitled to after the exercise of the warrant or conversion rights or after fulfilment of the conversion obligation. The reduction of the warrant or conversion price may also be effected by a cash payment upon exercise of the warrant or conversion right or upon fulfilment of a conversion obligation. Furthermore, the terms and conditions of the Bonds may stipulate an adjustment of the warrant or conversion rights or obligations in the event of a capital reduction or other measures or events resulting in an economic dilution or the value of the warrant or conversion rights or obligations (such as dividends or an acquisition of control by third parties). In addition, the company may grant payment of a reasonable compensation in the event of premature exercise of the warrant or conversion right. In any case, the pro rata amount of the share capital represented by the shares to be subscribed per Bond may not exceed the nominal value of the Bond.

Subscription right and authorization to exclude subscription rights

To the extent that shareholders are not permitted to directly subscribe to the Bonds, the shareholders are granted the statutory subscription right in such a way that the Bonds are taken over by a credit institution or a consortium of credit institutions with the obligation to offer them to the shareholders for subscription. If the Bonds are issued by a subordinated group company, the company must ensure that the statutory subscription right is granted to the company’s shareholders in accordance with the preceding sentence.

However, the management board is authorized, with the approval of the supervisory board, to exclude the shareholders’ subscription right to the Bonds:

●	for fractional amounts resulting from the subscription ratio;
●	to the extent necessary to grant holders of previously issued warrant or conversion rights or obligations a subscription right to the extent to which they would be entitled as shareholders after exercising the warrant or conversion right or upon fulfilment of the warrant of conversion obligation;
●	insofar as they are issued against cash payment and the issue price of the Bond is not significantly lower than its theoretical market value determined in accordance with generally accepted methods, in particular financial mathematical methods. The total proportionate amount of the share capital represented by shares issued or to be issued on the basis of Bonds issued under this authorization under exclusion of subscription rights analogous to the rules on the simplified exclusion of subscription rights under German law, may not exceed 10% of the share capital. The relevant value is the share capital at the time this authorization takes effect or – if this value is lower – at the time this authorization is exercised. Shares or ADRs of the company which are issued or sold during the term of this authorization up to the time of its utilization in direct or analogous application of the rules on the simplified exclusion of subscription rights shall count towards this limit. When calculating the available portion of the share capital, ADRs are to be taken into account corresponding to their proportional share of the share capital.

Implementation authorization

The management board is authorized, with the approval of the supervisory board, to determine the further details relating to the issue and the terms and conditions of the Bonds including, in particular, the interest rate, issue price, term and denomination, dilution protection provisions, warrant or conversion period and, within this aforementioned framework, the conversion and warrant price, or to determine them in agreement with the corporate bodies of the group company issuing the warrant or convertible bond.

The authorization described above has up to now not been utilized.

Subscription Rights

According to the German Stock Corporation Act, every shareholder is generally entitled to subscription rights (commonly known as preemptive rights) to any new shares issued within the framework of a capital increase, including convertible bonds, bonds with warrants, profit-sharing rights or income bonds in proportion to the number of shares he or she holds in the corporation’s existing share capital. Under German law, these rights do not apply to shares issued out of conditional capital. A minimum subscription period of two weeks must be provided for the exercise of such subscription rights.

Under German law, the shareholders’ meeting may pass a resolution excluding subscription rights if at least three-quarters of the share capital represented adopts the resolution. To exclude subscription rights, the management board must also make a report available to the shareholders justifying the exclusion and demonstrating that the company’s interest in excluding the subscription rights outweighs the shareholders’ interest in having them. In addition to approval by the general shareholders’ meeting, the exclusion of subscription rights requires a justification. The justification must be based on the principle that our interest in excluding subscription rights outweighs the shareholders’ interest in their subscription rights and may be subject to judicial review. Accordingly, under German law, the exclusion of subscription rights upon the issuance of new shares is permitted, in particular, if we increase the share capital against cash contributions, if the amount of the capital increase does not exceed 10% of the existing share capital and the issue price of the new shares is not significantly lower than the market price of our shares (so-called simplified exclusion of the statutory subscription right).

The authorization of the management board to issue convertible bonds or other securities convertible into shares must be limited to a period not exceeding five years as of the respective shareholder resolution.

Shareholders’ Meetings, Resolutions and Voting Rights

Pursuant to our articles of association, shareholders’ meetings may be held at our registered seat, at the registered seat of a German stock exchange or in a German city with more than 100,000 inhabitants. In general, shareholders’ meetings are convened by our management board. The supervisory board is additionally required to convene a shareholders’ meeting in cases where this is required under binding statutory law (i.e., if this is in the best interest of our company). In addition, shareholders who, individually or as a group, own at least 5% of our share capital may request our management board to convene a shareholders’ meeting. If our management board does not convene a shareholders’ meeting upon such a request, the shareholders may petition the competent German court for authorization to convene a shareholders’ meeting.

Pursuant to our articles of association, the notice of the convening of a shareholders’ meeting must be made public at least 36 days prior to the meeting. Shareholders who, individually or as a group, own at least 5% or €500,000 of our share capital may require that additional items be added to the agenda of the shareholders’ meeting and that these items be published before the shareholders’ meeting takes place.

Under German law, our annual general shareholders’ meeting must take place within the first eight months of each fiscal year. Among other things, the general shareholders’ meeting is required to decide on the following issues:

●	appropriation and use of annual net income;
●	discharge or ratification of the actions taken by the members of our management board and our supervisory board;
●	the appointment of our statutory auditors;
●	increases or decreases in our share capital;
●	the election of supervisory board members; and
●	to the extent legally required, the approval of our financial statements.

Each share, except for treasury shares, carries one vote at a shareholders’ meeting.

Our articles of association provide in Article 19 that the resolutions of the shareholders’ meeting are adopted by a simple majority of the votes cast, unless mandatory regulations of the German Stock Corporation Act or other statutory regulations or the articles of association provide for deviating provisions. To the extent required by law, certain resolutions may have to be approved by a simple majority of share capital represented at the meeting, in addition to the majority of votes cast.

Neither the German laws nor our articles of association provide for a minimum participation for a quorum for our shareholders’ meetings.

Under German law, certain resolutions of fundamental importance require the vote of at least three-quarters of the share capital present or represented in the voting at the time of adoption of the resolution. Resolutions of fundamental importance include, in particular, capital increases with exclusion of subscription rights, capital decreases, the creation of authorized or conditional share capital, the dissolution of a company, a merger into or with another company, split-offs and split-ups, the conclusion of inter-company agreements (Unternehmensverträge), in particular control agreements (Beherrschungsverträge) and profit and loss transfer agreements (Ergebnisabführungsverträge), and a change of the legal form of a company.

Our annual general shareholders’ meeting for 2020 was held on June 30, 2020.

Dividend Rights

Under German law, distributions of dividends on shares for a given fiscal year are generally determined by a process in which the management board and supervisory board submit a proposal to our annual general shareholders’ meeting held in the subsequent fiscal year and such annual general shareholders’ meeting adopts a resolution. German law provides that a resolution concerning dividends and distribution thereof may be adopted only if the company’s unconsolidated financial statements under the applicable law show net retained profits. In determining the profit available for distribution, the result for the relevant year must be adjusted for profits and losses carried forward from the previous year and for withdrawals from or transfers to reserves. Certain reserves are required by law and must be deducted when calculating the profit available for distribution.

Shareholders participate in profit distributions in proportion to the number of shares they hold. Dividends on shares resolved by the general shareholders’ meeting become due for payment on the third business day following such general shareholders’ meeting unless a later date is set forth in the resolution or the articles of association. Dividend payment claims are subject to a three-year statute of limitation in the company’s favor.

Liquidation Rights

Apart from liquidation as a result of insolvency proceedings, we may be liquidated only with a vote of the holders of at least three-quarters of the share capital represented at the shareholders’ meeting at which such a vote is taken. If we are liquidated, any assets remaining after all of our liabilities have been paid off would be distributed among our shareholders in proportion to their holdings in accordance with German statutory law. The German Stock Corporation Act provides certain protections for creditors which must be observed in the event of liquidation.

Authorization to Acquire Treasury Shares

The shareholders’ meeting adopted a resolution on June 30, 2020 authorizing us, for a period until June 29, 2025, to acquire treasury shares in the total amount of up to 10% of the share capital existing at the time the resolution was passed by the shareholders’ meeting or – if lower – at the time the authorization is exercised. The shares acquired on the basis of this authorization and the other shares of the company already acquired and still held by, or to be attributable to it pursuant to the provisions of the German Stock Corporation Act, must at no time exceed 10% of the relevant share capital. This authorization comprises the acquisition of listed ADRs of the company, provided that, with regard to the limitation of the acquisition volume to 10% of the share capital, the number of ADRs shall be divided by the number of ADRs representing one share. The acquisition shall occur by means of purchase on the stock exchange on which the shares / respectively ADRs of the company are traded or by means of a purchase offer addressed to all shareholders.

We are authorized to utilize the treasury shares / respectively ADRs acquired on the basis of this authorization in accordance with the provisions of the German Stock Corporation Act for all other statutory permissible purposes, besides a sale on the stock exchange, particularly for the following:

●	The treasury shares / respectively ADRs may be offered and transferred with the supervisory board’s consent for non-cash consideration, particularly in the course of corporate mergers or in the course of the direct or indirect acquisition of companies, divisions of companies, operational activities, branches of activity, shares in companies or other assets.
●	The treasury shares / respectively ADRs may be sold with the supervisory board’s consent also in another way than on the stock exchange if they are sold for cash consideration at a price that is not materially lower than the stock exchange price of the shares / respectively ADRs of the company at the time of their sale. The relevant stock exchange price within the meaning of the provision above shall be the arithmetic mean of the closing price of the ADRs during the last three trading days prior to the day of the sale of treasury shares. The provision above shall apply to the sale of treasury shares with the proviso that, in the calculation of the permissible selling price, the stock exchange price of an ADR shall be multiplied by the number of ADRs representing one share. This authorization is limited to the disposal of shares or ADRs representing no more than 10% of the share capital at the time this authorization takes effect or – if that value is lower, of the share capital existing at the point in time this authorization is exercised. Shares / respectively ADRs that are issued or sold during the duration of this authorization until the time of its exercise under the simplified exclusion of the statutory subscription rights granted pursuant to German law shall be credited against this limitation of 10% of the share capital.
●	With the consent of the supervisory board treasury shares may be redeemed without requiring another resolution of the general meeting for the redemption or its enforcement. Redemption may be enforced by means of a capital decrease or without capital decrease by adjusting the proportionate amount of the remaining shares in the share capital. For this purpose, the management board is authorized to amend the number of shares in the articles of association.
●	With the consent of the supervisory board, treasury shares may also be delivered to the holders of warrants or convertible bonds of our company or companies of our group. This also applies to the delivery of ADRs as a result of the exercise of subscription rights which in the case of a disposal of treasury shares or ADRs or in the case of a capital increase with subscription rights may be granted to the holders of warrant or convertible bonds of our company or companies of our group to the extent to which the holders of warrant or convertible bonds would be entitled to a subscription right for shares of our company upon exercise of the warrant or conversion right or fulfilment of the warrant or conversion obligation. On aggregate, the shares or ADRs transferred on the basis of this authorization may not exceed 10% of the share capital at the time the authorization takes effect or – if this value is lower – of the share capital existing on the date of the exercise of the authorization, provided that the shares or ADRs are used for the fulfilment of warrant or conversion rights or warrant or conversion obligations which were granted or created under the simplified exclusion of statutory subscription rights pursuant to German law. The said 10% threshold shall also include shares of our company and ADRs which are issued or transferred during the term of this authorization on another legal basis under the simplified exclusion of the statutory subscription rights granted pursuant to German law. The limitation of the issue volume to 10% of the share capital shall apply to ADRs with the provision that the number of ADRs is to be divided by the number of ADRs representing one share.

The above authorizations may, in each case, be exercised independently of each other, once or repeatedly, individually or jointly, fully or partially, even by group companies or third parties acting for the account of the company or its group companies. Any acquired treasury shares may also be transferred to group companies.

The shareholders’ subscription rights with regard to acquired treasury shares of the company shall insofar be excluded as such shares are utilized in accordance with the authorizations set forth in the first, second and fourth bullet point above in this section on the authorization to acquire treasury shares or if the shares or ADS are sold through a stock exchange.

Squeeze-Out of Minority Shareholders

According to the provisions of the German Stock Corporation Act, the shareholders’ meeting of a stock corporation may resolve upon request of a shareholder that holds at least 95% of the share capital that the shares held by any remaining minority shareholders be transferred to this shareholder against payment of “adequate cash compensation” (Ausschluss von Minderheitsaktionären) (so-called “squeeze-out” under German stock corporation law). This amount must take into account the full value of the company at the time of the resolution, which is generally determined using the future earnings value method (Ertragswertmethode).

Under the provisions of the German Reorganization Act (Umwandlungsgesetz) in connection with a merger into an acquiring German stock corporation or an equivalent entity, the minority shareholders of the company may be excluded at the request of a shareholder holding at least 90% of a stock corporation´s share capital by transfer of the shares of the other shareholders to the acquiring stock corporation as the principal shareholder in return for an “adequate cash compensation”. As in the case of a squeeze-out under German stock corporation law, the amount of the cash compensation to be paid to the minority shareholders in this regard must take into account the full value of the company at the time of the resolution, which is generally determined using the future earnings value method (Ertragswertmethode).

Under the provisions of the German Stock Corporation Act relating to the so-called integration (Eingliederung), the general meeting of a German stock corporation may resolve the integration into another entity domiciled in Germany, provided that 95% of the shares of the entity to be integrated are held by the prospective principal entity. The withdrawing shareholders in the entity being integrated are entitled to appropriate compensation, which must generally be granted in the form of shares in the principal entity. In this regard, the amount of the compensation is to be determined based on the so-called merger value ratio (Verschmelzungswertrelation) between the two entities, i.e. the exchange ratio that would be deemed appropriate in the event the two entities were merged.

Objects and Purposes of Our Company

Our business purpose, as described in section 2 of our articles of association, is the development, production and distribution of 3D printers, 3D printing systems, three dimensional molds, models and other 3D printing solutions and 3D products of materials of all kinds as well as supply of related services in that field including web-based sales.

We may engage in all business activities which serve, directly or indirectly, our business purpose. In particular, we are allowed to invest in, acquire interests in and dispose of other companies, and to establish domestic and foreign branch offices and subsidiaries. Furthermore, we may enter into agreements with our affiliates and third parties against consideration in the context of acting as a management holding company or operational holding company by way of direct or indirect corporate governance, management and administration of our affiliates.

Registration of the Company with Commercial Register

We are a German stock corporation (Aktiengesellschaft, or AG) that is organized under the laws of Germany. On July 10, 2013, our company was registered in the commercial register of Augsburg, Germany, under the number HRB 27999.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Citibank, N.A., or Citibank, has agreed to act as the depositary for the American Depositary Shares. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as “ADSs” and represent ownership interests in securities that are on deposit with the depositary. ADSs may be represented by certificates that are commonly known as “American Depositary Receipts” or “ADRs.” The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citigroup Global Markets Deutschland AG, located at Reuterweg 16, 60323 Frankfurt, Germany.

We have appointed Citibank as depositary pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6, as amended. You may obtain a copy of the deposit agreement from the SEC’s website at www.sec.gov. Please refer to Registration Number 333-191526 when retrieving such copy.

We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety.

Effective August 14, 2020, we changed the ratio of ADSs to ordinary shares from each ADS representing one-fifth (1/5) of one ordinary share (5:1) to each ADS representing one ordinary share (1:1). No changes were made to the number of ordinary shares.

Each ADS represents the right to receive, and to exercise the beneficial ownership interest in, one ordinary share on deposit with the custodian. An ADS also represents the right to receive any other property received by the depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. The custodian, the depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to exercise beneficial ownership interests in the deposited property only through the registered holders of the ADSs, by the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary, and by the depositary (on behalf of the owners of the corresponding ADSs) directly, or indirectly through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.

If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary. As an ADS holder you appoint the depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of ordinary shares will continue to be governed by the laws of Germany, which may be different from the laws in the United States.

In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary will hold on your behalf the shareholder rights attached to the ordinary shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the ordinary shares represented by your ADSs through the depositary only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.

As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary (commonly referred to as the “direct registration system,” or DRS). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary. Under the DRS, ownership of ADSs is evidenced by periodic statements issued by the depositary to the holders of the ADSs. The DRS includes automated transfers between the depositary and The Depository Trust Company, or DTC, the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.

The registration of the ordinary shares in the name of the depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary or the custodian the record ownership in the applicable ordinary shares with the beneficial ownership rights and interests in such ordinary shares being at all times vested with the beneficial owners of the ADSs representing the ordinary shares. The depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.

Dividends and Distributions

As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of a specified record date, after deduction of the applicable fees, taxes and expenses.

Distributions of Cash

Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of Germany.

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable under the terms of the deposit agreement. The depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Ordinary Shares

Whenever we make a free distribution of ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary will either distribute to holders new ADSs representing the ordinary shares deposited or modify the ADS-to-ordinary shares ratio, in which case each ADS you hold will represent rights and interests in the additional ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new ADSs or the modification of the ADS-to-ordinary shares ratio upon a distribution of ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary may sell all or a portion of the new ordinary shares so distributed.

No such distribution of new ADSs will be made if it would violate a law (i.e., the U.S. securities laws) or if it is not operationally practicable. If the depositary does not distribute new ADSs as described above, it may sell the ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

Whenever we intend to distribute rights to purchase additional ordinary shares, we will give prior notice to the depositary and we will assist the depositary in determining whether it is lawful and reasonably practicable to distribute rights to purchase additional ADSs to holders.

The depositary will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new ordinary shares other than in the form of ADSs.

The depositary will not distribute the rights to you if:

●	we do not timely request that the rights be distributed to you or we request that the rights not be distributed to you;
●	we fail to deliver satisfactory documents to the depositary;
●	the depositary determines that it is not reasonably practicable to distribute the rights; or
●	any rights to be distributed are not exercised and appear to be about to lapse.

The depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional ADSs, we will give prior notice thereof to the depositary and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary in determining whether such distribution is lawful and reasonably practicable.

The depositary will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in Germany would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions

Whenever we intend to distribute property other than cash, ordinary shares or rights to purchase ordinary shares, we will notify the depositary in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary in determining whether such distribution to holders is lawful and reasonably practicable.

If it is reasonably practicable to distribute such property to you and if we provide all of the documentation contemplated in the deposit agreement, the depositary will distribute the property to the holders in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary may sell all or a portion of the property received.

The depositary will not distribute the property to you and will sell the property if:

●	we do not timely request that the rights be distributed to you or we request that the rights not be distributed to you;
●	we fail to deliver satisfactory documents to the depositary; or
●	the depositary determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary will provide notice of the redemption to the holders.

The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary may determine.

Changes Affecting Ordinary Shares

The ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, a split-up, cancellation, consolidation or any other reclassification of such ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of assets of us.

If any such change were to occur, your ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the ordinary shares held on deposit. The depositary may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the ordinary shares. If the depositary may not lawfully distribute such property to you, the depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Ordinary Shares

Upon the completion of this offering, the share certificates representing the ordinary shares that are being offered for sale by us and the selling shareholders pursuant to this prospectus will be deposited with the custodian. Upon receipt of confirmation of such deposit, the depositary will issue the ADSs to the underwriters named in this prospectus.

After the closing of this offering, the depositary may create ADSs on your behalf if you or your broker deposit ordinary shares with the custodian. The depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the ordinary shares to the custodian. Your ability to deposit ordinary shares and receive ADSs may be limited by U.S. and German legal considerations applicable at the time of deposit.

The issuance of ADSs may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the ordinary shares have been duly transferred to the custodian. The depositary will only issue ADSs in whole numbers.

When you make a deposit of ordinary shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:

●	the ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained;
●	all preemptive (and similar) rights, if any, with respect to such ordinary shares have been validly waived or exercised;
●	you are duly authorized to deposit the ordinary shares;
●	the ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement); and
●	the ordinary shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties are incorrect in any way, we and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split Up of ADRs

As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary and also must:

●	ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;
●	provide such proof of identity and genuineness of signatures as the depositary deems appropriate;
●	provide any transfer stamps required by the State of New York or the United States; and
●	pay all applicable fees, charges and expenses imposed by the transfer agent in connection with the processing of certificated securities, as well as all applicable taxes and other government charges payable by ADR holders.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Ordinary Shares Upon Cancellation of ADSs

As a holder, you will be entitled to present your ADSs to the depositary for cancellation and then receive the corresponding number of underlying ordinary shares at the custodian’s offices. Your ability to withdraw the ordinary shares may be limited by U.S. and German considerations applicable at the time of withdrawal. In order to withdraw the ordinary shares represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the ordinary shares being withdrawn. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

If you hold ADSs registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the ordinary shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except for:

●	temporary delays caused by closing the transfer books of the depositary or the company or the deposit of ordinary shares in connection with voting at a shareholders’ meeting or the payment of dividends;
●	the payment of fees, taxes and similar charges; or
●	compliance with any U.S. or foreign laws or governmental regulations relating to the ADSs or the withdrawal of securities on deposit; or
●	other circumstances specifically contemplated by Instruction I.A.(1) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

As a holder, you generally have the right under the deposit agreement to instruct the depositary to exercise the voting rights for the ordinary shares represented by your ADSs. The voting rights of holders of ordinary shares are described in the section entitled “Description of Share Capital — Shareholders’ Meetings, Resolutions and Voting Rights” in this prospectus.

At our request, the depositary will distribute to you any notice of a shareholders’ meeting received from us together with information explaining how to instruct the depositary to exercise the voting rights of the securities represented by ADSs.

If the depositary timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs in accordance with such voting instructions.

Please note that the ability of the depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary in a timely manner. Securities for which no voting instructions have been received will not be voted.

Fees and Charges

As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:

Service	Fees
(1) Issuance of ADSs upon deposit of shares (excluding issuances as a result of distributions of shares described in (4) below)	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) issued.
(2) Cancellation of ADSs	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) surrendered.
(3) Distribution of cash dividends or other cash distributions (i.e., sale of rights or other entitlements)	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.
(4) Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions or (ii) exercise of rights to purchase additional ADSs.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.
(5) Distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., spin-off shares)	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.
(6) ADS Services	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the depositary.

As an ADS holder you will also be responsible for paying certain charges such as:

●	taxes (including applicable interest and penalties) and other governmental charges;
●	the registration fees as may from time to time be in effect for the registration of ordinary shares on the share register and applicable to transfers of ordinary shares to or from the name of the custodian, the depositary or any nominees upon the making of deposits and withdrawals, respectively;
●	certain cable, telex and facsimile transmission and delivery expenses;
●	the expenses and charges incurred by the depositary in the conversion of foreign currency;

●	the fees and expenses incurred by the depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to ordinary shares, ADSs and ADRs; and
●	the fees and expenses incurred by the depositary, the custodian, or any nominee in connection with the servicing or delivery of deposited property.

ADS fees and charges payable upon (i) deposit of ordinary shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of ordinary shares are charged to the person to whom the ADSs are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation (in the case of ADS cancellations). In the case of ADSs issued by the depositary into DTC or presented to the depositary via DTC, the ADS issuance and cancellation fees and charges are charged to the DTC participant(s) receiving the ADSs or the DTC participant(s) surrendering the ADSs for cancellation, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account(s) of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee are charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs.

In the event of refusal to pay the depositary fees, the depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.

Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. You will receive prior notice of such changes.

The depositary may reimburse us for certain expenses incurred by us in respect of the ADR program by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary agree from time to time.

Amendments and Termination

We may agree with the depositary to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the ordinary shares represented by your ADSs (except as permitted by law).

We have the right to direct the depositary to terminate the deposit agreement. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

After termination, the depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

Books of Depositary

The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours, but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

The deposit agreement limits our obligations and the depositary’s obligations to you. Please note the following:

●	we and the depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith;
●	the depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement;
●	the depositary disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in ordinary shares, for the validity or worth of the ordinary shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice;
●	we and the depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement;
●	we and the depositary disclaim any liability if we or the depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, any present or future law or regulation, or by reason of any present or future provision of our articles of association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control;
●	we and the depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our articles of association or in any provisions of or governing the securities on deposit;
●	we and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting ordinary shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information;

●	we and the depositary also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of ordinary shares but is not, under the terms of the deposit agreement, made available to you;
●	we and the depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties;
●	we and the depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement;
●	no disclaimer of any Securities Act liability is intended by any provision of the deposit agreement;
●	nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among us, the depositary and you as ADS holder; and
●	nothing in the deposit agreement provides Citibank (or its affiliates) from engaging in transactions in which parties adverse to us or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank to disclose those transactions, or any information contained in the course of those transactions, to us or to the ADS owners, or to account for any payment received as part of those transactions.

Pre-Release Transactions

Subject to the terms and conditions of the deposit agreement, the depositary may issue to broker/dealers ADSs before receiving a deposit of ordinary shares or release ordinary shares to broker/dealers before receiving ADSs for cancellation. These transactions are commonly referred to as “pre-release transactions” and are entered into between the depositary and the applicable broker/dealer. The deposit agreement limits the aggregate size of pre-release transactions (not to exceed 30% of the ordinary shares on deposit in the aggregate) and imposes a number of conditions on such transactions (i.e., the need to receive collateral, the type of collateral required, the representations required from brokers, etc.). The depositary may retain the compensation received from the pre-release transactions.

Taxes

You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take the following actions in its discretion:

●	convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical;
●	distribute the foreign currency to holders for whom the distribution is lawful and practical; or
●	hold the foreign currency (without liability for interest) for the applicable holders.

DESCRIPTION OF RIGHTS TO SUBSCRIBE FOR ORDINARY SHARES OR ADSs

We may issue rights to subscribe for our ordinary shares or our ADSs. These rights may or may not be transferable. In connection with any offering of rights, we may or may not enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed after such offering.

The terms of the rights to subscribe for shares of our ordinary shares or ADSs will be set forth in a prospectus supplement which, will describe, among other things:

●	the exercise price;
●	the aggregate number of rights to be issued;
●	the number of ordinary shares or ADSs purchasable upon exercise of each right;
●	the procedures and limitations relating to the exercise of the rights;
●	the date upon which the exercise of rights will commence;
●	the record date, if any, to determine who is entitled to the rights;
●	the expiration date;
●	the extent to which the rights are transferable;
●	information regarding the trading of rights, including the stock exchanges, if any, on which the rights will be listed;
●	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed ordinary shares or ADSs;
●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of the rights; and
●	any other material terms of the rights.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities together with other securities or separately, as described in the applicable prospectus supplement, under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

●	the title of the series;
●	the aggregate principal amount;
●	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;
●	any limit on the aggregate principal amount;
●	the date or dates on which principal is payable;
●	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;
●	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;
●	the place or places where principal and, if applicable, premium and interest, is payable;
●	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;
●	the denominations in which such debt securities may be issuable, if other than denomination of $1,000, or any integral multiple of that number;
●	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;
●	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;
●	the currency of denomination;
●	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;
●	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

●	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;
●	the provisions, if any, relating to any collateral provided for such debt securities;
●	any events of default;
●	the terms and conditions, if any, for conversion into or exchange for ordinary shares;
●	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and
●	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.

One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants in one or more series, as described in the applicable prospectus supplement. Such warrants could either be issued as cash-settled warrants or created by detaching the warrant from bond-plus-warrant securities within the meaning of Section 221 of the German Stock Corporation Act. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;
●	the currency or currency units in which the offering price, if any, and the exercise price are payable;
●	the designation, amount, and terms of the securities purchasable or amount payable upon exercise of the warrants;
●	if applicable, the exercise price in case of ordinary shares and the number of ordinary shares or amount payable to be received upon exercise of the warrants;
●	if applicable, the exercise price in case of our debt securities, the amount of debt securities or amount payable to be received upon exercise, and a description of that series of debt securities;
●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form, or in any combination of these forms;
●	any applicable material U.S. federal income tax consequences;
●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, or other agents;
●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
●	if applicable, the date from and after which the warrants and the ordinary shares and/or debt securities will be separately transferable;
●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any other time;
●	information with respect to book-entry procedures, if any;
●	the anti-dilution provisions of the warrants, if any;
●	any redemption or call provisions; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

TAXATION

Taxation in Germany

A general summary of certain German tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in a prospectus supplement relating to the offering of those securities.

Taxation in the United States

A general summary of the material U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in a prospectus supplement relating to the offering of those securities.

PLAN OF DISTRIBUTION

We may sell securities:

●	to or through underwriters, brokers or dealers;
●	through agents;
●	directly to one or more other purchasers in negotiated sales or competitively bid transactions;
●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or
●	through a combination of any of the above methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price, or prices, which may be changed from time to time;
●	at market prices prevailing at the time of sale;
●	at prices related to such prevailing market prices; or
●	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

●	the name of the agent or any underwriters;
●	the public offering or purchase price;
●	the proceeds we will receive from the sales of securities;
●	any discounts and commissions to be allowed or paid to the agent or underwriters;
●	all other items constituting underwriting compensation;

●	any discounts and commissions to be allowed or re-allowed or paid to dealers; and
●	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and
●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

To comply with the securities laws of some states, if applicable, the securities may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Hogan Lovells US LLP, New York, New York, will be passing upon matters of United States law for us with respect to securities offered by this prospectus and any accompanying prospectus supplement. The validity of the securities offered hereunder will be passed upon for us by Hogan Lovells International LLP.

EXPERTS

The consolidated financial statements as of December 31, 2020 and for the year ended December 31, 2020 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2020, have been so incorporated in reliance on the report of PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of voxeljet AG as of December 31, 2019, and for each of the years in the two-year period ended December 31, 2019, have been incorporated by reference herein, include the effects of the adjustments for the correction of the errors and retrospective adjustments as described in Note 2 to the consolidated financial statements.

KPMG AG Wirtschaftsprüfungsgesellschaft, an independent registered public accounting firm, audited the consolidated financial statements as of December 31, 2019, and for each of the years in the two-year period ended December 31, 2019, before the effects of the adjustments for the correction of the errors and retrospective adjustments, which financial statements are not incorporated by reference herein. PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft, an independent registered public accounting firm, audited the adjustments for the correction of the errors and retrospective adjustments. The consolidated financial statements of voxeljet AG as of December 31, 2019, and for the each of the years in the two-year period ended December 31, 2019, have been incorporated by reference herein in reliance upon the reports of (1) KPMG AG Wirtschaftsprüfungsgesellschaft, solely with respect to the financial statements before the effects of the adjustments for the correction of the errors and retrospective adjustments, and (2) PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft, solely with respect to the adjustments for the correction of the errors and retrospective adjustments, incorporated by reference herein, and upon the authority of said firms as experts in auditing and accounting.

The KPMG AG Wirtschaftsprüfungsgesellschaft audit report covering the December 31, 2019 consolidated financial statements contains an explanatory paragraph that states that voxeljet AG has suffered recurring losses from operations, negative cash flows from operations, and has breached debt covenants which raises substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of the uncertainty. The KPMG AG Wirtschaftsprüfungsgesellschaft audit report covering the December 31, 2019 consolidated financial statements also refers to a change to the method of accounting for leases as of January 1, 2019 due to the adoption of IFRS 16, Leases.

EXPENSES

The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred by us in connection with a possible offering of up to $50,000,000 of the securities registered under this registration statement. All amounts other than the SEC registration fee are estimates.

SEC registration fee		$5,455
FINRA filing fee		8,000
Printing and engraving			*
Accounting fees and expenses			*
NASDAQ fees			*
Legal fees and expenses			*
Transfer agent’s, trustee’s and depository’s fees and expenses			*
Miscellaneous			*
Total	$		*

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

voxeljet AG is a German stock corporation (Aktiengesellschaft or AG), and its registered offices and most of its assets are located outside of the United States. In addition, most of the members of our management board, our supervisory board, our senior management and the experts named herein are residents of Germany and jurisdictions other than the United States. As a result, it may not be possible for you to effect service of process within the United States upon these individuals or upon voxeljet AG or to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against voxeljet AG in the United States. Awards of punitive damages in actions brought in the United States or elsewhere are generally not enforceable in Germany. In addition, actions brought in a German court against voxeljet AG or the members of its management board and supervisory board, its senior management and the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions; in particular, German courts generally do not award punitive damages. Litigation in Germany is also subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. Proceedings in Germany would have to be conducted in the German language, and all documents submitted to the court would, in principle, have to be translated into German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a German court predicated upon the civil liability provisions of the U.S. federal securities laws against us, the members of our management board, supervisory board and senior management and the experts named in this prospectus. In addition, even if a judgment against our company, the non-U.S. members of our management board, supervisory board, senior management or the experts named in this prospectus based on the civil liability provisions of the U.S. federal securities laws is obtained, a U.S. investor may not be able to enforce it in U.S. or German courts.

1,279,070 American Depositary Shares

Representing 1,279,070 Ordinary Shares

voxeljet AG

PROSPECTUS SUPPLEMENT

Sole Placement Agent

A.G.P.

September 29, 2022